UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

BARON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146627	26-0582528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S.C.M. Allen Parkway Suite 400 San Marcos, Texas	78666
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 392-5775

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                  Unregistered Sales Of Equity Securities.

On July 23, 2015, the Board of Directors of Baron Energy, Inc. ("our," "us") authorized the issuance of 366,667 shares of our common stock to our Chairman, President, and CEO, Ronnie L. Steinocher, in lieu of $33,000 of cash compensation, leaving $0 owed through June 30, 2015.  The price per share of $0.09 was based on the average closing price of our common stock for the last five trading days in June 2015.

On July 23, 2015, the Board of Directors of Baron Energy, Inc. ("our," "us") authorized the issuance of 330,000 shares of our common stock to our Executive Vice President and CFO, Lisa P. Hamilton, in lieu of $29,700 of cash compensation, leaving $0 owed through June 30, 2015.  The price per share of $0.09 was based on the average closing price of our common stock for the last five trading days in June 2015.

The shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.  The recipient of our securities is an "accredited investor" and he took them for investment purposes without a view to distribution.  Furthermore, he or she had access to information concerning us and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Item 3.02 to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARON ENERGY, INC.

Dated: July 24, 2015	By:	s/Ronnie L. Steinocher
Ronnie L. Steinocher
President and Chief Executive Officer